UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

Note Purchase Agreements

On September 11, 2018 (the “Execution Date”), Jaguar Health, Inc. (the “Company”) entered into (i) a note purchase agreement (the “L2 Note Purchase Agreement”) with L2 Capital, LLC (“L2 Capital”), pursuant to which the Company issued to L2 Capital a convertible promissory note (the “L2 Note”) in the aggregate principal amount of $455,000 for an aggregate purchase price of $400,000 and (ii) a note purchase agreement (the “Investor Note Purchase Agreement” and, together with the L2 Note Purchase Agreement, the “Note Purchase Agreements”) with an individual accredited investor (the “Investor”) who is the brother of Lisa A. Conte, the Company’s Chief Executive Officer, pursuant to which the Company issued to the Investor a convertible promissory note (the “Investor Note” and, together with the L2 Note, the “Notes”) in the aggregate principal amount of $111,250 for an aggregate purchase price of $100,000. The L2 Note and Investor Note carry an original issue discount of $45,000 and $11,250, respectively, and the initial principal balance of the L2 Note also includes $10,000 to cover L2 Capital’s legal fees and expenses.  The Notes bear interest at the rate of 8% per annum and mature on March 11, 2019 (the “Maturity Date”). If the Notes are not repaid on or prior to the Maturity Date, the Notes become convertible at the option of the holder into shares (the “Conversion Shares”) of the Company’s voting common stock, par value $0.0001 per share (“Common Stock”) at a conversion price of $0.85 per share, subject to adjustments as provided in the Notes. The Company will use the proceeds for working capital and other general corporate purposes.

As an inducement to enter into the respective Note Purchase Agreements, (i) L2 Capital will receive 75,000 shares of Common Stock (the “Inducement Shares”) and a 5-year warrant (the “L2 Warrant”) to purchase 185,417 shares of Common Stock (the “L2 Warrant Shares” and, together with the Inducement Shares, the “L2 Shares”) and (ii) the Investor will receive a  5-year warrant (the “Investor Warrant”) to purchase 33,918 shares of Common Stock (the “Investor Warrant Shares” and, together with the L2 Shares and the Conversion Shares, the “Shares”).  The exercise prices for the L2 Warrant and Investor Warrant are $0.90 per share and $1.23 per share, respectively, in each case subject to adjustment for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Under the Note Purchase Agreements, the Company is subject to certain restrictive covenants, including a covenant restricting the Company’s right to issue any securities that are convertible or exercisable into Common Stock at a conversion price or exercise price that is variable and not subject to a floor price that is within 50% of the current market price unless the Company repays the Notes entirely at the time of issuance of such convertible or exercisable securities or with the proceeds thereof.  In addition, the Company is required to use 100% of any outside funds received by the Company (excluding product sales revenue) for repayment of the Notes.

In addition, the Company has the right to redeem all or any portion of the outstanding balance of the Notes, including 6 months guaranteed interest, at any time at an amount equal to 102.5% in the 30 calendar day period after the Execution Date, 110% during the 31st through 60th calendar day period after the Execution Date, 112.5% from 61st to 90th calendar day period after the Execution Date, 117.5% from the 91st to 120th calendar day period after the Execution Date and 125% after the 120th calendar day after the Execution Date, including on or after the Maturity Date.

If the Notes are not repaid on or prior to the Maturity Date and the Note are converted, each of L2 Capital and the Investor have contractually agreed to restrict its ability to convert its respective Note such that the number of shares of Common Stock held by it and its respective affiliates after such conversion does not exceed 19.99% of the Company’s then total issued and outstanding shares of Common Stock (the “Exchange Cap”), unless stockholder approval is obtained to issue more shares than the Exchange Cap.  The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The Company makes certain customary representations and warranties and has agreed to customary covenants and obligations.  The Note Purchase Agreements and the Notes contain customary events of default upon the occurrence and during the continuance of which the noteholder will have the right to redeem the Notes at 135% of the outstanding balance immediately due prior to such event of default, with an additional 5% for each default. Following an event of default, interest shall accrue at a rate of 1.5% per month (18% annual) until paid.

Registration Rights Agreements

In connection with the transactions described above, the Company also entered into registration rights agreements with L2 Capital (the “L2 Registration Rights Agreement”) and the Investor (the “Investor Registration Rights Agreement” and together with the L2 Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which the Company agreed to register the Shares. The Company is required to file a registration statement for the resale of such securities within 120 calendar days following the Execution Date and to use reasonable best efforts to cause such registration statement to be declared effective within 180 days following the Execution Date.

The Company also agreed to other customary obligations regarding registration, including piggyback registration rights, indemnification and maintenance of the effectiveness of the registration statement.

The L2 Note, the Investor Note, the L2 Warrant, the Investor Warrant, the L2 Note Purchase Agreement, the Investor Note Purchase Agreement, the L2 Registration Rights Agreement and the Investor Registration Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Notes, the Warrants, the Note Purchase Agreements and the Registration Rights Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02  Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC.

4.2	Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte.

4.3	Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC.

4.4	Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte.

10.1	Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC.

10.2	Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte.

10.3	Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC.

10.4	Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: September 12, 2018